                                             Exhibit 99.5

                                             Exhibit to Annual Report
                                             on Form 10-K of
                                             Angelica Corporation



                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                           ---------------

                              Form 11-K

(Mark One)

(X) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended   December 31, 1994
                               ------------------------------------
                                 OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from --------------to---------------


     Commission file number   1-5674
                           ----------------------------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                        ANGELICA CORPORATION
              TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
                           ("PAYSOP PLAN")

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                        ANGELICA CORPORATION
                      424 South Woods Mill Road
                 Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
- ---------------------------------

     (a)  Financial Statements.                   Pages of this
          --------------------                    -------------
                                                  Form 11-K
                                                  ---------

          Report of Independent Public Accountants     5

          Statement of Net Assets Available for        6
          Plan Benefits - December 31, 1994

          Statement of Changes in Net Assets           7
          Available for Plan Benefits - Fiscal
          Year ended December 31, 1994

          Notes to Financial Statements                8-10

          Schedule I                                   11

          Schedule II                                  12



     (b)  Exhibits.
          --------

          23.  Consent of Independent Public Accountants.

              ANGELICA CORPORATION
              TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN

              FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
              AS OF DECEMBER 31, 1994
              TOGETHER WITH AUDITORS' REPORT

                        ANGELICA CORPORATION
                        --------------------

            TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
            ----------------------------------------


        FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
        -----------------------------------------------

                       DECEMBER 31, 1994
                       -----------------


                       TABLE OF CONTENTS
                       -----------------


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statement of Net Assets Available for Plan Benefits--December 31,
  1994
  Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended December 31, 1994

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I:  Item 27a - Schedule of Assets Held for Investment
  Purposes--December 31, 1994
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1994

           REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Angelica Corporation:


We have audited the accompanying statement of net assets available for plan benefits of the Angelica Corporation Tax Credit Employee Stock Ownership Plan (the Plan) as of December 31, 1994, and the related statement of changes in net assets available for plan benefits for the year then ended. These financial statements and the schedules referred to below are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1994, and the changes in net assets available for plan benefits for the year then ended, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for purposes of complying with the Department of Labor Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.






St. Louis, Missouri,
  April 4, 1995

                          ANGELICA CORPORATION
                          --------------------

               TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
               ----------------------------------------


         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
         ---------------------------------------------------

                           DECEMBER 31, 1994
                           -----------------


                                    ASSETS
                                    ------

INVESTMENTS, at fair value:
    Angelica Corporation Common Stock                                      $ 40,830
    Boatmen's Employee Benefit Short-Term Fund                                2,173
                                                                           --------
                                                                             43,003
OTHER ASSETS:
    Interest and dividends receivable                                           577
                                                                           --------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                                     $ 43,580
                                                                           ========




          The accompanying notes are an integral part of this statement.


                           ANGELICA CORPORATION
                           --------------------

              TAX  CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
              -----------------------------------------


   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
   --------------------------------------------------------------

               FOR THE YEAR ENDED DECEMBER 31, 1994
               ------------------------------------


ADDITIONS:
  Interest income                                                         $   1,005
  Dividend income                                                             7,887
  Transfer from The Angelica Corporation Retirement Savings Plan            315,008
  Change in unrealized appreciation of investments                           (1,266)
  Net realized loss on sale of investments                                  (11,344)
                                                                          ---------
                                                                            311,290

DEDUCTION-  Participant withdrawals                                         267,710
                                                                          ---------
    Net increase                                                             43,580

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT BEGINNING OF YEAR                    -
                                                                          ---------
NET ASSETS AVAILABLE FOR PLAN BENEFITS AT END OF YEAR                     $  43,580
                                                                          =========





        The accompanying notes are an integral part of this statement.

                       ANGELICA CORPORATION
                       --------------------

           TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
           ----------------------------------------

  NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
  --------------------------------------------------------

                     DECEMBER 31, 1994
                     -----------------


1.     DESCRIPTION OF PLAN:
       -------------------

The following description of the Angelica Corporation Tax Credit
Employee Stock Ownership Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plans provisions may be found in the plan document.

General
- -------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) as a fund within The Angelica Corporation Retirement Savings Plan (the RSP) on February 1, 1984. The RSP was amended and restated on January 27, 1985. The RSPs purpose was to provide participants with a retirement benefit so as to provide supplementary retirement income and a measure of economic security.

Under the employee stock ownership arrangement established by the RSP, the Company contributed cash equal to that percentage of the total annual compensation to all participants and all other employees eligible to participate in the RSP which was permitted under Section 41 of the Internal Revenue Code as a credit against its income tax. As a result of the Tax Reform Act of 1986, however, the Company discontinued this contribution as of January 31, 1987. This cash was used by the Trustee only to acquire common stock of the Company. The common stock so acquired was then allocated on a per capita basis among the accounts of all eligible employees, whether or not they had elected to make salary deferrals under the RSP. The common stock was held in a separate fund, the PAYSOP fund, within the RSP. Upon discontinuance of the Company contribution, no more participants were allowed into the PAYSOP fund, and the only activity was payouts and rollovers out of the PAYSOP fund.

As of January 1, 1994, the Company transferred the PAYSOP fund from the RSP to its own separate plan, the Plan. The equity remaining in the Plan as of December 31, 1994, represents participants shares which were not paid out or rolled over into another plan as of year-end. See Note 5 for further discussion of termination of the Plan.

The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmens Trust Company (the Trustee).

Eligible Participants
- ---------------------

The participating employers in the PAYSOP Plan are the Company and its subsidiaries. All full-time employees who are residents of the United States and who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, were eligible to participate in the PAYSOP Plan prior to its termination.

Contributions
- -------------

No contributions are currently allowed to be made into the Plan.

Vesting
- -------

The Companys tax credit contribution became fully vested and nonforfeitable when the contribution was allocated to the participants accounts upon contribution by the Company.

Benefits
- --------

Prior to termination, participants were entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. As of December 31, 1994, the Plan had $16,712 in net assets available for plan benefits that had been requested to be paid to terminated participants.

There were 125 participants with an account balance in PAYSOP at December 31, 1994.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
       -------------------------------------------

Basis of Accounting
- -------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based upon publicly stated price information. The "average cost" method is used to determine the cost of securities sold.

Administrative Expenses
- -----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
- ---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

3.     INVESTMENTS:
       ------------

The Trustee of the Plan holds the Plans investments and executes transactions therein.

The fair market value of individual assets that represent 5% or more of the Plans net assets as of December 31, 1994, is as follows (in thousands):

    Angelica Corporation Common Stock                                 $41
    Boatmens Employee Benefit Short-Term Fund                           2

4.     INCOME TAX STATUS:
       ------------------

The Company has received a determination letter dated August 31, 1994, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the employer are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan as amended and as currently operating is in compliance with all applicable provisions of the Internal Revenue Code.

5.     TERMINATION OF THE PLAN:
       ------------------------

As discussed in Note 1, as of January 1, 1994, all funds of the Plan were transferred from the RSP into the Plan. The Company informed the participants that all stock of the Plan will be distributed via cash or shares. All participants were informed as to their different distribution options and the related tax effects of each option. As of December 31, 1994, the equity in the Plan represents shares belonging to employees who had not yet made a distribution election.

The Company received a determination letter dated August 31, 1994, from the Internal Revenue Service approving the termination.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement, and shall have all such other powers as are necessary or appropriate to the completion of such distribution.

Upon termination of the Plan, plan assets are not insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974.

                                                           SCHEDULE I






                          ANGELICA CORPORATION
                          --------------------

             TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
             ----------------------------------------


  ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
  ----------------------------------------------------------

                       DECEMBER 31, 1994
                       -----------------


                                               Number of
                                               Shares or
                                               Principal                 Fair
                                                Amount      Cost        Value
                                               ---------  --------    --------
Angelica Corporation Common Stock                1,478    $ 40,148    $ 40,830
Boatmen's Employee Benefit
  Short-Term Fund                               $2,173       2,173       2,173
                                                          --------    --------
    Total investments                                     $ 42,321    $ 43,003
                                                          ========    ========




      The accompanying notes are an integral part of this schedule.

                                                                SCHEDULE II






                        ANGELICA CORPORATION
                        --------------------

           TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
           ----------------------------------------


                               ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS
                               -------------------------------------------------

                                    FOR THE YEAR ENDED DECEMBER 31, 1994
                                    ------------------------------------



                                            Purchases                              Sales
                                   --------------------------  -------------------------------------------------
                                     Number of      Purchase     Number of       Sales      Cost of       Net
     Description of Asset          Transactions       Price    Transactions      Price       Assets       Loss
     --------------------          ------------    ----------  ------------    --------    ---------    --------
Angelica Corporation
  Common Stock                          12         $  7,571         20         $231,302    $ 232,642    $(1,340)

Boatmen's Employee
  Benefit Short-Term Fund               69          231,186         39          229,402      229,402       -




                            The accompanying notes are an integral part of this schedule.

                                                       Exhibit 23
                                                       of 11-K


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
              -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Tax Credit Employee Stock Ownership Plan ("PAYSOP Plan") financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-5524.


                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 24, 1995


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